UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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 FORM 8-K
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 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 2, 2015
Date of report (Date of earliest event reported)
  ______________
Integrated Device Technology, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138
(Address of principal executive offices) (Zip Code)

(408) 284-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
 ______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2015, Integrated Device Technology, Inc. (the “Company”) announced that Arman Naghavi, Vice President of Analog Power Technology, is retiring. The Company further announced that Mr. Naghavi will no longer be an employee of the Company but will continue to act in a consulting role to the Company in order to ensure a smooth transition of his responsibilities.

The Company intends to enter into a separation agreement with Mr. Naghavi pursuant to which, in exchange for Mr. Naghavi’s execution and non-revocation of a general release of claims, Mr. Naghavi will be entitled to receive the following payments and benefits: (i) a $329,719 lump sum payment in lieu of the estimated amount Mr. Naghavi might have received under the Company’s Annual Incentive Compensation Plan for fiscal 2016, less all applicable taxes, deductions and withholdings, (ii) COBRA premiums paid directly to the COBRA Administrator on Mr. Naghavi’s behalf for existing medical, dental and vision coverage for a maximum of nine (9) consecutive months from October 1, 2015, and (iii) vesting in equity under the 2015 Executive Performance Plan, contingent upon his entering into a services agreement with the Company. Notwithstanding the terms of the separation agreement, Mr. Naghavi shall also be paid a $314,018 lump sum payment, less all applicable taxes, deductions and withholdings, pursuant to the terms of his offer letter, as amended.

The Company also intends to enter into a services agreement with Mr. Naghavi pursuant to which he will continue to provide certain services to the company as a consultant through June 2016. We expect the agreement will entitle Mr. Naghavi to receive cash compensation in the same amount as Mr. Naghavi’s base salary as of September 29, 2015, and equity vesting pursuant to the terms of certain stock option and restricted stock unit grant agreements.

Forward-Looking Statements

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our intention to enter into a separation agreement with Mr. Naghavi, and the anticipated terms of such separation agreement, and our intention to enter into a services agreement with Mr. Naghavi pursuant to which he will serve as a consultant to the company, and the anticipated terms of such services agreement.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the fact that we may not enter into a separation agreement with Mr. Naghavi upon the anticipated terms disclosed in the Current Report, or at all; and the fact that we may not enter into a services agreement with Mr. Naghavi upon the terms disclosed in this Current Report, or at all. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on August 5, 2015, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2015	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ Brian C. White
Brian C. White
Vice President and Chief Financial Officer
(duly authorized officer)